EXHIBIT 23.1

ESPEY MFG. & ELECTRONICS CORP.

Consent of Rotenberg & Co., LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Espey Mfg. & Electronics Corp.

Saratoga Springs, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-128922 and 333-148678) pertaining to the 2000 and 2007 Stock Option Plans of Espey Mfg. & Electronics Corp. of our report dated September 12, 2013, with respect to the financial statements and schedule of Espey Mfg. & Electronics Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 2013, filed with the Securities and Exchange Commission.

/s/ EFP Rotenberg, llp

Rochester, New York

September 12, 2013

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